BAILMENT AGREEMENT
ALCOHOLIC BEVERAGE CONTROL
MISSISSIPPI DEPARTMENT OF REVENUE

The Alcoholic Beverage Control Division, hereinafter referred to as the ABC, headquartered at 1286 Gluckstadt Road, Madison, Mississippi 39110, and VODKA BRANDS CORP, hereinafter referred to as the Vendor, headquartered at 510 ROSLYN PLACE, PITTSBURGH, PA 15232 ______ entered into this agreement for the purpose of operating a bailment warehouse program. This agreement will be effective ______, and will remain in effect until cancelled in writing by the ABC or vendor with 30 days notice.

A bailment warehouse program is defined as meaning the Vendor will own the stock in the ABC Liquor Distribution Center until it is withdrawn from bailment for shipment to the ABC permittees.

The ABC and the Vendor agree to the following:

1. The vendor agrees to place, without charge, approved items of alcoholic beverages into the ABC's distribution center at 1286 Gluckstadt Road, Madison, Mississippi, 39110. The items are to be shipped in accordance with the ABC's shipping instructions and, when shipped, are to be cosigned to the vendor, or his representative or agent, in care of the ABC's distribution center.
2. The ABC agrees to handle and store approved items furnished by the vendor for sale in Mississippi.
3. The vendor agrees that all price quotations for bailment stock will be delivered prices to the ABC's distribution center, including tax and duty on imported items.

Chapter 10 Bailment Procedures - Policies and Procedures of Mississippi Alcoholic Beverage Control Bailment Warehouse System

100 Mississippi uses the bailment system for operations of the LDC Warehouse. When bailment is used, there will be a bailment agreement between the Division and the vendor. Under the bailment system, ABC inventory is used first; when the ABC inventory is insufficient, the vendor's inventory will be utilized.

101 All bailment alcoholic beverages received by the Division will be stored at the Liquor Distribution Center Warehouse. The Division will determine the location of all alcoholic beverages stored in the LDC Warehouse. The Division reserves the right to manage warehouse space allocation.

102 (Reserved)

200 Vendors will own and control the stock that enters the LDC Warehouse. The Division will take physical inventory on a continuous cycle counting basis.

Any irreconcilable discrepancies will be resolved as follows:

1. The Division will pay the vendor for the product in cases of physical shortage of the vendor's product.
2. The Division will place any surplus into its own inventory in cases of physical overage of the vendor's product.

201 Vendors may conduct their own physical inventory of stock held in bailment by arrangement with the Division at least 48 hours in advance. Vendors or their agents should bring discrepancies to the attention of the Division.

202 The Division will routinely authorize the product into the distribution center for restocking purposes.

203 The Division will require that vendors designate an agent who will be responsible for approving stock withdrawal. A Mississippi Bailment Warehouse Vendor's Authorization Representative Form should be completed for each authorized agent. Vendors must update this document as needed.

204 The Division will notify the vendor's agent during the last week of each month of their intention to purchase specified inventory belonging to the vendor based on anticipated needs for the following month. If the vendor does not respond within two (2) hours after receipt of the notification, the vendor will be deemed to have authorized the anticipated purchase. This report shows the maximum anticipated purchases. Actual purchases may differ due to the availability of the vendor's product on the date the inventory was picked, the availability of new receipts into the LDC Warehouse, and the availability of ABC owned inventory which will be removed first.

205 Vendors shall comply with the inventory management guidelines as set for by the Division. Vendors who do not comply, may, at the discretion of the Division, be stopped from listing new products and/or offering special purchase allowances.

206 The receipt of bailment merchandise is according to the following terms and conditions.

1. Receiving into the bailment-warehousing systems will take place at the LDC Warehouse.
2. Product will not be unloaded if it is not shipped on pallets or slip-sheets. Pallets are the preferred method for delivery; therefore, there will be a charge for the use of slip-sheets
3. Vendors are required to supply LDC Warehouse personnel with a Bill of Lading or Packing List at delivery which must include the control

state code, the description and name of the product, and the quantity of the product being delivered to the LDC Warehouse.

4. The vendor will be responsible for obtaining the freight carrier.
5. The carrier is required to call the LDC Warehouse to obtain an unloading appointment time. The carrier must indicate the vendor when scheduling the appointment.
6. The Division will complete a Receiving Report form for each load delivered. The case quantity shown on the form will reflect any overage or shortage compared to the Bill of Lading or Packing List supplied by the carrier.
7. LDC Warehouse personnel will unload all products. Carrier drivers are required to witness the unloading. The driver and Division representative will sign the unloading report form and the Bill of Lading or Packing List.
8. If the Division discovers an error in the receiving process, the Division will complete an Inventory Correction form which will be attached to the original receiving report.

207 Because the Division may purchase damaged goods and subsequently establish a receivable with the vendor, the LDC Warehouse Operations Manager will be responsible for determining whether damaged goods are to be received into the bailment inventory. The Division will always attempt to resolve any problems in this area to the mutual satisfaction of the vendor and the Division.

208 The Division believes that it is advantageous to the vendor and the Division to accept merchandise with small amounts of damage which has occurred during the shipping process. At the discretion of the LDC Warehouse Operations Manager, goods with slight damage will be received into the Division inventory and placed in the repack area. The Division will purchase the damaged bottle(s) and file a claim against the vendor for recovery of the damaged bottle's purchase price.

209 When the Division discovers substantial damage, the truck will be sealed and the vendor notified. The vendor or designated agent will be responsible for determining how the damaged goods are to be handled. The Division will assist the vendor in substantiating the degree of damage, but the vendor is responsible for filing a claim against the carrier. No goods from the damaged shipment will be received into the LDC Warehouse until the LDC Warehouse Operations Manager is satisfied with the vendor's determination.

210 All products are owned by the vendor. It will be the responsibility of the vendor to file claims with the carrier to recover the cost of damages which

occurred during the transportation of the alcoholic beverages.

211 Vendor's agents may obtain a report from the NABCA showing the activity of their products.

212 (Reserved)

300 Vendors may withdraw product from bailment; however, for the purposes of warehouse administration, all removals must be approved 24 hours in advance of removal and will occur during normal LDC Warehouse receiving hours. The vendor must provide in writing the item code, name, description, and quantity of the product being removed, as well as the motor carrier picking up the product from the LDC Warehouse and the product destination. The division will load the product onto the truck. The carrier's driver will observe the loading. Both the Division representative and the driver must sign the Bill of Lading and a copy of the document will be provided to the vendor. The Division will adjust the bailment inventory records and will charge the vendor a handling fee to cover the cost of the requested withdrawal.

301 (Reserved)

400 The Division will charge for certain services. Charges may include, but will not be limited to, the following services:

1. Labeling
2. Re-packing
3. Damage Re-packing
4. Reloading for shipping
5. Split case handling
6. Bailment fees
7. Unloading product received on slip-sheets

401 Vendors must comply with Federal laws, guidelines, and regulations.

402 Prior to using the LDC Warehouse, each vendor will be required to execute the bailment agreement and designate an agent.

403 The Division will not carry insurance on the vendor's inventory in bailment nor be responsible for any loss. Vendor's agents will be provided inventory reports to assist vendors in determining the value of their inventory. This report may be obtained from the NABCA.

404 Claims by vendor must be presented in writing to the Division within thirty

(30) days after vendor's claim arises.

405 The Division may submit to the vendor and/or the vendor's agent, or may require the vendor or vendor's agent to submit to the Division, other documents necessary to conduct its operations.

406 (Reserved)

VODKA BRANDS CORP

Vendor	ABC
June 19, 2015	
Date	Date

Vendor E-Mail Address VODKABRANDSCORP@YAHOO.COM

Vendor Telephone Number 412-681-7777

Vendor FAX Number

Vendor Address 510 ROSLYN PLACE, PITTSBURGH, PA 15232

APPENDIX A

ALCOHOLIC BEVERAGE CONTROL DIVISION
DEPARTMENT OF REVENUE
P. O. Box 540, Madison, MS 39130-0540
(601) 856-1301, FAX (601) 856-1390

MISSISSIPPI BAILMENT WAREHOUSE
VENDOR'S AUTHORIZED REPRESENTATIVE

1. Vendor's company name: VODKA BRANDS CORP

   Street: 510 ROSLYN PLACE

   City, State, Zip: PITTSBURGH, PENNSYLVANIA 15232

   Telephone: 412-681-7777 FAX: ______

The vendor designates the following representative(s) to authorize the ABC to purchase products from those maintained in the bailment distribution center. Products shipped to the bailment distribution center by the vendor are consigned to the vendor's representative(s) for the purpose of making sales at the bailment distribution center to the ABC. The vendor agrees that its designated representative will indicate its acceptance or rejection, in whole or in part, of an ABC Division order for products maintained in the bailment distribution center within two hours of receipt of the order, or the ABC's order will be deemed to have been accepted. The vendor is responsible for up-dating this document as needed.

2. Representative's Name: MARTY HAMILTON DBA/WINES AND SPIRITS OF THE SOUTH

   Street: 119 Cedar Grove Lane

   City, State, Zip: Canton, Ms. 39046

   Telephone: Office 601-856-7720 FAX: 601-856-7274

E-Mail: winesandspiritssouth@gmail.com

3. Alternate Representative's Name: ______________________

Street: ______________________

City, State, Zip: ______________________

Telephone: ______________ FAX: ______________

E-Mail: ______________________

Marty Hamilton

______________________ ______________________

Signature of person authorized by vendor to sign and execute documents

Printed Name

Date June 19, 2015

Title Owner, Wines and Spirits of the South

By: ______________________

Mark Lucero, CEO, Vodka Brands Corp., June 19, 2015